Execution Version

HUMANA INC.,
Issuer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Trustee

THIRTY-SECOND SUPPLEMENTAL INDENTURE
Dated as of May 15, 2026

6.062% Senior Notes due 2036

Supplemental to Indenture dated as of August 5, 2003

THIS THIRTY-SECOND SUPPLEMENTAL INDENTURE (the “Thirty-Second Supplemental Indenture”) is made the 15th day of May, 2026, between HUMANA INC., a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 101 East Main Street, Louisville, Kentucky 40202 (hereinafter called “the Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A. and as successor to The Bank of New York), a national banking association, as Trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company entered into an Indenture, dated as of August 5, 2003 with the Trustee (the “Original Indenture,” and together with this Thirty-Second Supplemental Indenture, referred to herein as the “Indenture”) (all capitalized terms used in this Thirty-Second Supplemental Indenture and not otherwise defined herein have the meanings assigned to such terms in the Original Indenture), for the purposes of issuing its Securities, evidencing its senior unsecured indebtedness, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and
WHEREAS, Section 901 of the Original Indenture provides that without the consent of the Holders of the Securities of any series issued under the Original Indenture, the Company, when authorized by a Board Resolution, and the Trustee may, in certain circumstances, enter into one or more indentures supplemental to the Original Indenture; and
WHEREAS, the Company proposes to issue a series of Securities designated as its 6.062% Senior Notes due 2036, the terms of which shall be set forth in, or determined in the manner provided in, an Officers’ Certificate of the Company as provided in Section 301 of the Original Indenture (such senior notes being referred to herein as the “2036 Senior Notes” and all references to Securities in the Original Indenture shall be deemed to refer also to the 2036 Senior Notes unless the context otherwise provides); and
WHEREAS, the Company has duly authorized the creation, issuance and sale on one or more occasions of the 2036 Senior Notes, not to exceed the Maximum Amount (as defined herein) at any one time outstanding, to Horseshoe Funding Trust I, a Delaware statutory trust (the “Trust”), pursuant to the Facility Agreement, dated as of May 15, 2026, among the Company, the Trust and the Trustee (the “Facility Agreement”).
WHEREAS, the entry into this Thirty-Second Supplemental Indenture by the parties hereto is in all respect authorized by the provisions of the Original Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Thirty-Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed; and

NOW, THEREFORE, THIS THIRTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the promises and the purchase of the 2036 Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of the 2036 Senior Notes, as follows:
Section 1.The Original Indenture is hereby amended solely with respect to the 2036 Senior Notes as follows:
(A)By amending Section 101 to insert the following definitions in their entirety in the appropriate alphabetical order as follows:
“Cash Settlement Amount” means the amount, if any, of cash that the Company may elect to deliver to the Trust in lieu of Senior Notes pursuant to Section 2.1(b) of the Facility Agreement.
“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its subsidiaries assets taken as a whole to any Person other than to the Company or a Subsidiary; (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or the Voting Stock of any Parent Company (as defined below) or other Voting Stock into which the Voting Stock of the Company or the Voting Stock of any Parent Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company or any Parent Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or any Parent Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company, the Voting Stock of such Parent Company or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company or the Voting Stock of such Parent Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any Parent Company of the surviving Person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of the Company. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a subsidiary of a Parent Company and (ii) the holders of the Voting Stock of the Company or the Voting Stock of any Parent Company immediately prior to such transaction hold at least a majority of the Voting Stock of such

Parent Company immediately following such transaction; provided that any series of related transactions shall be treated as a single transaction. The term “Person,” solely as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a related Rating Event.
“Common Stock” means, with respect to any Principal Subsidiary, Capital Stock of any class, however designated, except Capital Stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Subsidiary, and also includes securities of any class, however designated, which are convertible into Common Stock.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office of The Bank of New York Mellon Trust Company, N.A. is located at 311 South Wacker Drive, Suite 6200B, Mailbox #44, Chicago, Illinois 60606, Attention: Corporate Trust Department or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“Depositor Affiliated Owner/Holder” means the Company or any of its Affiliates.
“Facility Agreement” has the meaning assigned to it in the preamble to this Thirty-Second Supplemental Indenture.
“Indebtedness” means, with respect to any Person (without duplication):
(1)any liability of that Person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit or similar instrument; (B) evidenced by a bond, note, debenture or similar instrument; (C) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; or (D) for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a capitalized lease obligation;
(2)any liability of others described in the preceding clause (1) that the Person has guaranteed or that is otherwise its legal liability or which is secured by a lien on that Person’s Property; and
(3)any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) or (2) above.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category) and a rating of BBB- or better by S&P Global Ratings (or its equivalent under any successor rating category).
“Issuance Right” means the right granted to the Company by the Trust to require the Trust to purchase, on one or more occasions, up to the Maximum Amount of Senior Notes on the terms specified in the Facility Agreement.
“Issue Date” means the first date on which 2036 Senior Notes are issued, which shall be May 15, 2026.
“Maximum Amount” means, at any time, in respect of the Senior Notes, $750,000,000 aggregate principal amount of Senior Notes, less the aggregate principal amount of Senior Notes, if any, that the Company (i) has repurchased pursuant to a Change of Control Offer, (ii) has redeemed or (iii) as to which the Company has paid the Cash Settlement Amount.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Parent Company” means any holding company that, directly or indirectly, owns 100% of the Voting Stock of the Company.
“Pledge Agreement” means the Pledge and Control Agreement, dated as of May 15, 2026, between the Trust and The Bank of New York Mellon, as Collateral Agent and Securities Intermediary.
“Principal Subsidiary” means a consolidated subsidiary of the Company that, as of the relevant time of determination, is a “significant subsidiary” as defined under Rule 405 under the Securities Act of 1933, as amended (as that Rule is in effect on the date hereof, without giving effect to any further amendment of that Rule).
“Rating Agency” means:
(1)each of Moody’s and S&P Global Ratings, and
(2)if either or both of Moody’s or S&P Global Ratings ceases to rate the Trust Securities and/or 2036 Senior Notes or fails to make a rating of the Trust Securities and/or 2036 Senior Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency in lieu thereof.
“Rating Event” means (i) the rating of the Trust Securities and/or 2036 Senior Notes is lowered by both Rating Agencies during the related Trigger Period and (ii) the Trust Securities and/or 2036 Senior Notes are rated below an Investment Grade rating by both Rating Agencies on any day during such Trigger Period. If either Rating Agency is not providing a rating of the Trust Securities and/or 2036 Senior Notes on any day during such Trigger Period for any reason, the rating of such Rating Agency shall be deemed to be below Investment Grade on such day and such Rating Agency will be deemed to have lowered its rating of the Trust Securities and/or 2036 Senior Notes during the Trigger Period. For the avoidance of doubt, the Trustee shall not be charged with knowledge of any Rating Event nor have any duty to monitor the ratings of the Securities.
“Repurchase” means a repurchase by the Company of Senior Notes then outstanding and held by the Trust pursuant to Section 2.2 of the Facility Agreement.
“Restricted Legend” shall mean the legend set forth in Exhibit B.
“Rule 144” means Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any successor provision.
“Rule 144A” means Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time, or any successor provision.
“Rule 144A Certificate” shall mean a certificate substantially in the form of Annex A to the form of Senior Notes attached as Exhibit A.
“S&P Global Ratings” means S&P Global Ratings, a division of S&P Global Inc.
“Substitute Rating Agency” means a “nationally recognized statistical rating organization” as that term is defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors delivered to the Trustee) as a replacement agency for Moody’s or S&P Global Ratings, or both of them, as the case may be.
“Trigger Period” means the period commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the 2036 Senior Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).

“Trust” has the meaning assigned to it in the preamble to this Thirty-Second Supplemental Indenture.
“Trust Declaration” means the Amended and Restated Declaration of Trust of the Horseshoe Funding Trust I dated as of May 15, 2026, among the Company, in its individual capacity and as depositor, The Bank of New York Mellon, a New York banking corporation, as trustee, and BNY Mellon Trust of Delaware, a Delaware banking corporation, as Delaware trustee.
“Trust Securities” means the pre-capitalized trust securities to be issued by the Trust in accordance with the terms of the Trust Declaration and designated as the “Pre-Capitalized Trust Securities Redeemable February 15, 2036.”
“Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors (or other analogous managing body) of such Person.
(B)By appending new Section 205 to the Original Indenture as follows:
205. Establishment of 2036 Notes. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “6.062% Senior Notes due 2036.” On the date hereof, the Company shall execute, and the Trustee shall authenticate, a single certificate, registered in the name of the Trust (the “Initial Note Certificate”), to evidence 2036 Senior Notes that may be sold to the Trust from time to time pursuant to the Facility Agreement. The initial principal amount of the Initial Note Certificate shall be $0, and the aggregate principal amount of 2036 Senior Notes represented by such certificate may from time to time be increased or decreased to reflect (i) any issuance and sale, or any Repurchase, of 2036 Senior Notes pursuant to the Facility Agreement upon receipt of written confirmation from the Company (in the case of any exercise of the Issuance Right) or the Trust (in the case of any Repurchase) of the receipt of the purchase price for the 2036 Senior Notes to be delivered or repurchased, (ii) any cancellation thereof or (iii) any redemption thereof, in each case, by adjustments made on the books and records of the Security Registrar, as hereinafter provided; provided that the principal amount of Senior Notes represented by the Initial Note Certificate may at no time exceed the Maximum Amount.
(C)By appending the following to the end of Section 304 of the Original Indenture:
(D)Notwithstanding anything herein to the contrary, the Trustee, as Security Registrar shall not be required to effect any transfer (other than to the Company or The Depository Trust Company, as Depositary, or its nominee) of any individual 2036 Senior Note on the Security Register unless it receives a certificate substantially in the form of the Rule 144A Certificate duly executed by a Holder or such Holder’s attorney duly authorized in writing and the Company or the

Trustee receives such documentation, including opinions of counsel, requested by the Company or the Trustee in order to confirm compliance with the transfer restrictions set forth herein.
(E)The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a 2036 Senior Note that is not a Global Security (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
(F)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Thirty-Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any 2036 Senior Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Thirty-Second Supplemental Indenture, and to examine the same to determine compliance on their face as to form with the express requirements hereof.
(G)In the event that a Depositor Affiliated Owner/Holder requests an exchange of the Trust Securities for the 2036 Senior Notes pursuant to Section 5.4(e) of the Trust Declaration, the Trustee shall register the transfer of such 2036 Senior Notes to the Depositor Affiliated Owner/Holder or, if requested, cancel such 2036 Senior Notes in accordance with Section 309 of the Base Indenture. The Company shall provide the Trustee with a copy of any request by any Depositor Affiliated Owner/Holder under Section 5.4(e) of the Trust Declaration promptly after such a request is made.
(H)By adding Section 314 to the Original Indenture as follows:
Section 314. Restricted Legends.
(I)Each Senior Note shall bear the Restricted Legend.
(J)If the Trust distributes the 2036 Senior Notes to the holders of its Trust Securities upon its dissolution and termination, then prior to such distribution, the 2036 Senior Notes shall, and the Company shall take commercially reasonable efforts to cause the 2036 Senior Notes to, be exchanged for one or more Global Securities and the Depositary shall be The Depository Trust Company; provided that, if such 2036 Senior Notes are not eligible to be settled through The Depository Trust Company at the time of such distribution, such 2036 Senior Notes will be distributed in the form of one or more individual 2036 Senior Notes in definitive form. Any such Global Securities shall be Global Securities for purposes of the Original Indenture and shall be subject to the provisions thereof governing Global Securities, except as modified hereby.
(K)By its acceptance of any 2036 Senior Note bearing the Restricted Legend (or any beneficial interest in such a 2036 Senior Note), each registered Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such 2036 Senior Note (and any such beneficial interest) set forth in this Thirty-Second Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such 2036 Senior Note (and any such beneficial interest) only in accordance with this Thirty-Second Supplemental Indenture and such legend.
(L)By replacing the definition of “Notice of Default” in Section 101 of the Original Indenture in its entirety as follows:
“Notice of Default” has the meaning specified in Sections 501(3) and 501(4).
(M)By replacing Section 105(2) of the Original Indenture in its entirety as follows:
(2)    the Company by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraphs (3) and (4) of Section 501) if furnished in writing and mailed, first class postage prepaid, addressed to it, to the attention of the Chief Financial Officer, at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Trustee by the Company.
(N)By adding Section 117 to the Original Indenture as follows:
(O)Section 117. FATCA.
Section 2.Upon request from the Trustee, the Company and each of the Holders shall provide information reasonably necessary in order to enable the Trustee to determine whether any withholding obligations under Sections 1471-1474 of the Internal Revenue Code of 1986 (“FATCA”) or applicable law apply. The Trustee shall be entitled to make any withholding deductions from payments to the extent necessary to comply with FATCA or applicable law and neither the Trustee nor the Company shall have any liability in connection with its compliance therewith.
(P)By replacing the sixth paragraph of Section 303 of the Original Indenture in its entirety as follows:
(Q)No Security or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee, either by manual or electronic execution, for such Security or on its behalf pursuant to Section 614, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
(R)By deleting the language “under the corporate seal of the Company reproduced thereon and” from the first paragraph of Section 303 of the Original Indenture.
(S)By deleting the eighth paragraph of Section 305 of the Original Indenture in its entirety.
(T)By replacing Section 403 of the Original Indenture in its entirety as follows:
Section 403. Covenant Defeasance.
Upon the Company’s exercise under Section 401 of the option applicable to this Section 403, the Company shall be released from any obligations under the covenants contained in Sections 704, 801 and 1007 hereof with respect to the Outstanding 2036 Senior Notes, on and after the date the conditions set forth in Section 404 are satisfied (hereinafter, “Covenant Defeasance”), and the 2036 Senior Notes and any coupons appertaining thereto shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such 2036 Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding 2036 Senior Notes and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or Event of Default under subsection 501(3) but, except as specified above, the remainder of this Indenture and the 2036 Senior Notes shall be unaffected thereby.
(U)By replacing Section 404(b) of the Original Indenture in its entirety as follows:
(b)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(V)By replacing Section 404(c) of the Original Indenture in its entirety as follows:
(c)    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(W)By replacing Section 404(d) of the Original Indenture in its entirety as follows:
(d)    no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default with respect to the 2036 Senior Notes shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or Section 501(6) shall have occurred and be continuing on the 123rd day after such date;
(X)By replacing Section 405(ii)(B) of the Original Indenture in its entirety as follows:
(B)    no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or Section 501(6) shall have occurred and be continuing on the 123rd day after such date;
(Y)By replacing Section 501 of the Original Indenture in its entirety as follows:
“Event of Default” wherever used herein with respect to the 2036 Senior Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)default in the payment of any installment of interest upon any 2036 Senior Note and any related coupon when it becomes due and payable, and continuance of such default for a period of 30 days; or
(2)default in the payment of the principal of (or premium, if any, on) any 2036 Senior Note at its Maturity, upon optional redemption, upon required Repurchase, upon declaration of acceleration or otherwise; or

(3)default in the performance of, or breach of, any covenant or warranty of the Company in respect of any 2036 Senior Note contained in this Indenture or in such 2036 Senior Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee for the 2036 Senior Notes or to the Company and such Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding 2036 Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(4)(A) the Company or any of its Subsidiaries fails to pay indebtedness for money borrowed by the Company or any of its Subsidiaries in an aggregate principal amount of at least $150,000,000, at the later of final maturity or the expiration of any related applicable grace period and such payment shall not have been made, waived or extended within 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding 2036 Senior Notes as provided below or (B) acceleration of maturity of Securities of another series or any other indebtedness for borrowed money of the Company or any of its Subsidiaries, in an aggregate principal amount exceeding $150,000,000, under the terms of the instrument or instruments under which such indebtedness arises or is secured, if such indebtedness has not been discharged in full or such acceleration is not rescinded or annulled within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and such Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding 2036 Senior Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(5)the Company shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Company shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of it or for all or a substantial part of its property; or the Company shall make a general assignment for the benefit of creditors; or the Company shall take any corporate action in furtherance of any of the foregoing; or
(6)an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of the Company or any substantial part of its property; and such case or other proceeding (A) results in the entry of an order for relief or a similar order against the Company or (B) shall continue unstayed and in effect for a period of 60 consecutive days.
(Z)By replacing the first and second paragraphs of Section 502 of the Original Indenture in their entirety as follows:
If an Event of Default with respect to the 2036 Senior Notes and any related coupons occurs and is continuing (other than an Event of Default described in Section 501(5) or 501(6) with respect to the Company), then and in every such case either the Trustee for the 2036 Senior Notes or the Holders of not less than 25% in aggregate principal amount of the Outstanding 2036 Senior Notes may declare the entire principal amount of all the 2036 Senior Notes, to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration such principal, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.
If any Event of Default specified in Section 501(5) or 501(6) occurs with respect to the Company, all of the unpaid principal amount and accrued interest on all Securities of each series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.
(AA)By deleting “and” at the end of Section 603(j), replacing the period at the end of Section 603(k) with a semicolon and adding the following at the end of Section 603:
(l) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
(m) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(AB)By replacing the last paragraph of Section 607 of the Original Indenture in its entirety as follows:

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6) the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
(AC)By appending the following paragraphs to the end of Section 704 of the Original Indenture:
At any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, for so long as any 2036 Senior Notes are outstanding or may be issued pursuant to the Facility Agreement, furnish or otherwise make available to each holder of the 2036 Senior Notes or Trust Securities and to each prospective investor (as designated by such holder of the 2036 Senior Notes or the Trust Securities), upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely on an Officers’ Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or EDGAR or any website under this Indenture.
(AD)By replacing Section 1007 of the Original Indenture in its entirety as follows:
Section 1007. Limitation on Liens
The Company shall not, and shall not permit any of its Principal Subsidiaries to, issue, assume, Incur or guarantee any Indebtedness secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock of a Principal Subsidiary owned by the Company or any of its Principal Subsidiaries, unless the Company’s obligations under the 2036 Senior Notes and, if the Company so elects, any other Indebtedness of the Company ranking on a parity with, or prior to, the 2036 Senior Notes, shall be secured equally and ratably with, or prior to, such secured Indebtedness so long as it is outstanding and is so secured.
(AE)By replacing Section 1008 of the Original Indenture in its entirety as follows:
Section 1008. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 to 1007, inclusive, if before or after the time for such compliance the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities affected by the omission shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.
(AF)By deleting Section 1009 from the Original Indenture in its entirety.
(AG)By adding Section 1012 to the Original Indenture as follows:
Section 1012. DTC Eligibility
In the event that the Trust distributes Senior Notes to holders of Trust Securities in accordance with the Trust Declaration, the Company will reasonably cooperate with the Trustee and use reasonably commercial efforts to (1) effect the eligibility of the Senior Notes through the facilities of the DTC and (2) procure and facilitate the distribution of the Seniors Notes to the relevant persons pursuant to the Trust Declaration.
(AH)By adding the following sentence after the first sentence of Section 1102 to the Original Indenture:
The Company shall furnish to the Trustee an Officers’ Certificate at least five (5) Business Days (or such shorter notice as may be acceptable to the Trustee) prior to delivering the notice of redemption to the Holders pursuant to Section 1104 hereof setting forth: (i) the clause of this Indenture and the Series of Security to be redeemed pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Series of Securities to be redeemed, (iv) the redemption price, and (v) the amount of Trust Securities that will also be redeemed, if any.
(AI)By adding Section 1109 to the Original Indenture as follows:
    Section 1109. Offer to Repurchase Upon Change of Control Triggering Event.
(a)    If a Change of Control Triggering Event occurs with respect to the 2036 Senior Notes, unless the Company shall have exercised its option to redeem the 2036 Senior Notes pursuant to Section 1102, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of 2036 Senior Notes to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of such Holder’s 2036 Senior Notes on the terms set forth in this Section 1109. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the principal amount of the 2036 Senior Notes to be repurchased, plus accrued and unpaid interest, if any, on the 2036 Senior Notes up to, but not including, the date of repurchase (the “Change of Control Payment”) subject to the rights of the Holder on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall deliver a notice to Holders of the 2036 Senior Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 2036 Senior Notes on the date specified in the notice, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is sent other than as may be required by law or, if the notice is sent prior to the Change of Control, no earlier than 10 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
(b)    On the Change of Control Payment Date, the Company shall, to the extent lawful:
    (i)    accept for payment all 2036 Senior Notes or portions of 2036 Senior Notes properly tendered pursuant to the Change of Control Offer;
    (ii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2036 Senior Notes or portions of 2036 Senior Notes properly tendered in accordance with the procedures set forth in the Global Securities representing the 2036 Senior Notes; and
    (iii)    deliver or cause to be delivered to the Trustee the 2036 Senior Notes properly accepted together with an Officers’ Certificate stating the principal amount of 2036 Senior Notes or portions of 2036 Senior Notes being repurchased.
The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.
    (c)    The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all 2036 Senior Notes properly tendered and not withdrawn under its offer.
    (d)    The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 2036 Senior Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the 2036 Senior Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1109 by virtue of any such conflict.
Section 3.The recitals and statements in this Thirty-Second Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee makes no representation as to the validity or sufficiency of this Thirty-Second Supplemental Indenture (other than with respect to the due authorization, execution and delivery of this Thirty-Second Supplemental Indenture by the Trustee). All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2036 Senior Notes and of this Thirty-Second Supplemental Indenture as fully and with like effect as if set forth herein in full.
Section 4.As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Thirty-Second Supplemental Indenture shall be read, taken and construed as one and the same instrument and all references to Securities in the Original Indenture shall be deemed to refer also to the 2036 Senior Notes unless the context otherwise provides.
Section 5.This Thirty-Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 6.In the event of a conflict between the terms and conditions of the Original Indenture and the terms and conditions of this Thirty-Second Supplemental Indenture, then the terms and conditions of this Thirty-Second Supplemental Indenture shall prevail.
Section 7.All covenants and agreements in this Thirty-Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
Section 8.In case any provision in this Thirty-Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.
Section 9.Nothing in this Thirty-Second Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and any Paying Agent, any Security Registrar and any Authenticating Agent for the 2036 Senior Notes and their successors under the Indenture, and the Holders of the 2036 Senior Notes any benefit or any legal or equitable right, remedy or claim under this Thirty-Second Supplemental Indenture.
Section 10.Office of Foreign Assets Control Sanctions.

(A)The Company represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).
(B)The Company covenants that neither it nor any of its affiliates, subsidiaries, directors or officers will knowingly directly or indirectly use any payments made pursuant to this Thirty-Second Supplemental Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.
Section 11.This Thirty-Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Thirty-Second Supplemental Indenture or in any other certificate, agreement or document related to this Thirty-Second Supplemental Indenture shall include images of manually executed signatures transmitted by other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 12.The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (for the purposes of this Section, “Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing authorized officers and containing specimen signatures of such authorized officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to the Trustee have been sent by such authorized officer. The Company shall be responsible for ensuring that only authorized officers transmit such Instructions to the Trustee and that the Company and all authorized officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
Section 13.The parties expressly acknowledge and consent to The Bank of New York Mellon, an affiliate of the Trustee, acting in the capacity of trustee under the Trust Declaration (the “Owner Trustee”), and as Collateral Agent and Securities Intermediary under the Pledge Agreement, and to the Trustee acting as trustee of the Notes under the Indenture and the Facility Agreement. Each of the Owner Trustee, the Securities Intermediary, the Collateral Agent and the Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Owner Trustee of express duties set forth in the Trust Declaration, the Collateral Agent and Securities Intermediary of express duties set forth in the Pledge Agreement or the Trustee of express duties set forth in the Facility Agreement and in the Indenture, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Holders of the 2036 Senior Notes.
(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Second Supplemental Indenture dated as of May 15, 2026 to be duly executed, as of May 15, 2026.
HUMANA INC.,
Issuer
By: /s/ Celeste M. Mellet
Name:    Celeste M. Mellet
Title:    Chief Financial Officer
[Signature Page to Thirty-Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Trustee
By: /s/ Glenn G. McKeever
Name:
Title:
Dated:        May 15, 2026

[Signature Page to Thirty-Second Supplemental Indenture]

EXHIBIT A

(FORM OF 6.062% SENIOR NOTES DUE 2036)

THE SENIOR NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SENIOR NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SENIOR NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS SENIOR NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
ANY PURCHASER OR HOLDER OF THE SENIOR NOTES OR ANY INTEREST THEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THE SENIOR NOTES THAT EITHER (1) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (B) A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, U.S. DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) THE PURCHASE AND HOLDING OF THE SENIOR NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.
HUMANA INC. RESERVES THE RIGHT TO MODIFY THE FORM OF CERTIFICATES REPRESENTING THE SENIOR NOTES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE

2
SENIOR NOTES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SENIOR NOTES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SENIOR NOTES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
[Include if the Senior Notes are distributed by the Trust to a Depositary — THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE NOTES INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SENIOR NOTE REGISTERED, AND NO TRANSFER OF THIS SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HUMANA INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
EXCEPT AS OTHERWISE PROVIDED IN SECTION 304 OF THE INDENTURE, THIS SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

HUMANA INC.
Global Certificate initially representing
$ [ ] initial aggregate principal amount of
6.062% Senior Notes due 2036
CUSIP No.: 440929 AA5
    ISIN No.: US440929AA53
No. [ ]

HUMANA INC., a Delaware corporation (the “Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [HORSESHOE FUNDING TRUST I]/[CEDE & CO.], or registered assigns, [Include if this Note is issued to the Trust – the principal sum not in excess of the Maximum Amount (as such term is defined in the Thirty-Second Supplemental Indenture) reflected on the books and records of the Security Registrar in accordance with the terms of the Indenture]/[Include if this Note is a Global Security held by a Depositary – the principal sum listed on Schedule I hereto (which amount shall not exceed $750,000,000 at any time outstanding)] on February 15, 2036 and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months), semi-annually in arrears on February 15 and August 15 (the “Interest Payment Dates”) of each year, commencing on August 15, 2026, at the rate per annum specified in the title of this Note from the date of issuance, or if the date of issuance is not an Interest Payment Date, from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if this Note is issued prior to August 15, 2026, from May 15, 2026.
The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on February 1 or August 1 (the “Record Date”) immediately preceding such Interest Payment Date. Except as provided herein, payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained by the Company for such purpose, in the Borough of Manhattan, The City of New York, which initially will be in the corporate trust office of an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, located at 240 Greenwich Street, New York, New York 10286, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Reference is hereby made to the further provisions of this Note as set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual or electronic signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:
HUMANA INC.
By:
Name: Robert Marcoux
Title: Vice President and Treasurer
Attest:
By:
Name: Valerie Talkers
Title:     Vice President, Associate General
        Counsel & Corporate Secretary
[Signature Page to 2036 Global Note No. [ ]

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

Dated:

(Reverse of Note)
HUMANA INC.
This Note is one of a duly authorized issue of Securities of the Company designated as its 6.062% Senior Notes due 2036 (the “Senior Notes”). The Senior Notes are one of an indefinite number of series of debt securities of the Company (the “Securities”), issued or issuable under and pursuant to a base indenture, dated as of August 5, 2003 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York) (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), as supplemented by a thirty-second supplemental indenture, dated as of May 15, 2026 (the “Thirty-Second Supplemental Indenture”; the Base Indenture as supplemented by the Thirty-Second Supplemental Indenture is herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (other than supplemental indentures creating a different series of notes) reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Senior Notes and the terms upon which the Senior Notes are to be authenticated and delivered. The terms, conditions and provisions of the Senior Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. This Note is one of a series designated on the face hereof initially issued in an aggregate principal amount of $0 and limited in aggregate principal amount to the Maximum Amount (as such term is defined in the Thirty-Second Supplemental Indenture). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Note is not subject to any sinking fund.
If an Event of Default (other than an Event of Default described in Section 501(5) or 501(6) of the Indenture, with respect to the Company) with respect to the Senior Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Notes of this series then Outstanding may declare the aggregate principal amount of the Senior Notes of this series due and payable in the manner and with the effect provided in the Indenture. If an Event of Default specified in Section 501(5) or 501(6) occurs with respect to the Company, all of the unpaid principal amount and accrued interest thereon shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

Prior to November 15, 2035 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
On or after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third business day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility for the calculation of the Redemption Price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Senior Notes to be redeemed.
In the case of a partial redemption, selection of the Senior Notes for redemption will be made, in the case of Global Securities, in accordance with the Depositary’s procedures, and in the case of definitive Securities, by lot. No Senior Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the note upon surrender for cancellation of the original Note. For so long as the Senior Notes are held by the Depository Trust Company (or another depositary), the redemption of the Senior Notes shall be done in accordance with the policies and procedures of the Depositary.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Senior Notes or portions thereof called for redemption.
As provided in the Indenture, the Senior Notes shall be subject to repurchase by the Company or a third party at the option of the Holders at a purchase price of 101% upon the occurrence of a Change of Control Triggering Event. Upon receipt of notice of a Change of Control Offer, Holders electing to have Senior Notes repurchased pursuant to the Change of Control Offer shall either (i) surrender this Note with the form of “Option of Holder to Elect Repurchase” attached hereto completed or (ii) transfer its Senior Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, in either case prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or interest thereon, if any, or any premium payable upon redemption thereof; (ii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal or interest thereon is payable; (iii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (iv) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made); or (v) reduce the percentage in principal amount of the Securities, the Holders of which are required to consent to any supplemental indenture, without the consent of the Holder of each Security affected thereby. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all the Securities of that series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.
The Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes shall be initially issued in the form of a Global Security. All payments of principal of (and premium, if any) and interest on the Senior Notes will be made to the Trustee so long as the Senior Notes are in the form of a Global Security. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Senior Notes, this Senior Note shall be exchangeable for Senior Notes in definitive form and in an equal aggregate principal amount. Such definitive Senior Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.
As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Senior Note may be registered on the Security Register of the

Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
No reference herein to the Indenture and no provisions of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Senior Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
This Note (and if this Note is a Global Security, any beneficial interest herein) shall not be offered, sold, pledged or otherwise transferred except in compliance with the requirements set forth in the legends hereof. If this Note is an individual Note, the Trustee, as Security Registrar, shall not be required to effect any transfer (other than to the Company or The Depository Trust Company, as Depositary, or its nominee) of this Note on the Security Register unless it receives a certificate substantially in the form set forth in Annex A and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, together with other documentation, including any opinions of counsel, requested by the Company or the Trustee in order to confirm compliance with the transfer restrictions set forth herein.
Certain of the Company’s obligations under the Indenture with respect to Senior Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Senior Notes, as provided in the Indenture.
No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT/TRANSFER FORM
FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.

Date: __________________
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE
If you elect to have this Note purchased by the Company pursuant to Section 1109 of the Indenture, check this box:
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1109 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $____________________________________________
Date:         __ Your Signature                                _
                   (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: ____________________________________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Schedule I1
The initial principal amount evidenced by this Note is $[●].
CHANGES TO PRINCIPAL AMOUNT OF SENIOR NOTES EVIDENCED BY THIS NOTE

Date	Principal Amount of Senior Notes by which this Note is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Notes Represented by this Senior Note	Notation Made by

1 Include Schedule I if this is the Initial Note Certificate or a Global Security.

EXHIBIT B
Restricted Legend
Each Senior Note offered and sold in reliance on Rule 144A shall contain the following legend:
THE SENIOR NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SENIOR NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SENIOR NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS SENIOR NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
ANY PURCHASER OR HOLDER OF THE SENIOR NOTES OR ANY INTEREST THEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THE SENIOR NOTES THAT EITHER (1) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (B) A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, U.S. DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) THE PURCHASE AND HOLDING OF THE SENIOR NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.
HUMANA INC. RESERVES THE RIGHT TO MODIFY THE FORM OF CERTIFICATES REPRESENTING THE SENIOR NOTES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION

THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE SENIOR NOTES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SENIOR NOTES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SENIOR NOTES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
[Include if the Senior Notes are distributed by the Trust to a Depositary — THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE NOTES INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SENIOR NOTE REGISTERED, AND NO TRANSFER OF THIS SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HUMANA INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
EXCEPT AS OTHERWISE PROVIDED IN SECTION 304 OF THE INDENTURE, THIS SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]